UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 1, 2021

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	001-35922	22-3755993
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

575 N. Dairy Ashford, Suite 210
Houston, Texas 77079
 (Address of principal executive offices)

(713) 221-1768
 (Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PED	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 29, 2021, PEDEVCO Corp. (the “Company”, “we” and “us”) announced that, in connection with the Company’s preparation of its audited financial statements for the year-ended December 31, 2020 and estimates of the value of the Company’s reserves as of December 31, 2020, the Company believes that it will recognize a material impairment of the value of its oil and gas assets located in the Northwest Shelf of the Permian Basin in eastern New Mexico and in the D-J Basin in Weld and Morgan Counties, Colorado for the year-ended December 31, 2020. Based on preliminary assessments applying Securities and Exchange Commission (SEC) mandated pricing and reserves methodologies, the Company believes that, due primarily to the material decrease in oil and gas pricing in 2020, coupled with the Company’s cessation of development in 2020 due to such low pricing, the Company will be required to take a one-time oil and gas asset impairment charge in the range of 60% to 70% of the estimated discounted value of its reserves (PV-10) as calculated the year prior as of December 31, 2019, which was $122.7 million. The Company notes that this is only a preliminary estimate of the anticipated impairment charge, with the final impairment charge anticipated to be determined by the Company in the upcoming months and announced by the Company in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2020, which impairment may be higher or lower than the range anticipated by the Company today. Further, the Company notes that it is not reducing the magnitude of oil and gas reserves it holds – rather, only the year-end value as calculated in accordance with SEC-mandated pricing and reserves methodologies – and that such impairment affects neither the quantity of oil and gas resources held, nor the going forward economics of the underlying oil and gas reserves, which are anticipated to increase in value assuming market pricing improves and all other factors remain constant, further noting that the price of West Texas Intermediate crude (WTI) has already significantly improved from the SEC’s mandated pricing of $39.57 per barrel, which SEC pricing the Company must use for its impairment analysis.

Forward-Looking Statements

This filing contains a number of forward-looking statements. Words such as “continue,” “estimate,” “expect,” “forecast,” “plan,” “will,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our beliefs and expectations relating to the anticipated material impairment of the Company’s oil and gas properties, the amount of such impairment and timing thereof, non-cash impairment losses, and future related events. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Important factors that may affect our business and operations or that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, our financial strategy, budget, projections, and operating results; oil and natural gas realized prices; timing and amount of future production of oil and natural gas; availability of oil field labor; the amount, nature, and timing of capital expenditures, including future exploration and development costs; timing, status, and outcome of the drilling of wells; government regulation and taxation of the oil and natural gas industry; marketing of oil and natural gas; exploitation projects or property acquisitions; costs of exploiting and developing our properties and conducting other operations; general economic conditions in the United States and around the world, including the effect of regional or global health pandemics (such as COVID-19); the effect of COVID-19 on the U.S. and global economy, the effect of U.S. and global efforts to reduce the spread of the virus, including ‘stay-at-home’ and other orders, and the resulting effect of such pandemic and governmental responses thereto on the market for oil and gas and the U.S. and global economy in general; competition in the oil and natural gas industry; effectiveness of our risk management activities; environmental liabilities; counterparty credit risk; developments in oil-producing and natural gas-producing countries; future operating results; future acquisition transactions; estimated future reserves and the present value of such reserves; changes in U.S. GAAP or other applicable accounting policies; and others. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors”. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEDEVCO CORP.

Date: February 1, 2021	By:	/s/ Simon G. Kukes
Simon G. Kukes
Chief Executive Officer